Exhibit (h)(16)

APPENDIX A

to the

ACCOUNTING SERVICES AGREEMENT

List of Funds

Ivy VIP Advantus Real Estate Securities

Ivy VIP Asset Strategy

Ivy VIP Balanced

Ivy VIP Bond

Ivy VIP Core Equity

Ivy VIP Dividend Opportunities

Ivy VIP Energy

Ivy VIP Global Bond

Ivy VIP Global Growth

Ivy VIP Government Money Market

Ivy VIP Growth

Ivy VIP High Income

Ivy VIP International Core Equity

Ivy VIP Limited-Term Bond

Ivy VIP Micro Cap Growth

Ivy VIP Mid Cap Growth

Ivy VIP Natural Resources

Ivy VIP Science and Technology

Ivy VIP Small Cap Core

Ivy VIP Small Cap Growth

Ivy VIP Value

Ivy VIP Pathfinder Aggressive

Ivy VIP Pathfinder Conservative

Ivy VIP Pathfinder Moderate

Ivy VIP Pathfinder Moderate-Managed Volatility

Ivy VIP Pathfinder Moderately Aggressive

Ivy VIP Pathfinder Moderately Aggressive – Managed Volatility

Ivy VIP Pathfinder Moderately Conservative

Ivy VIP Pathfinder Moderately Conservative – Managed Volatility

Amended and effective April 1, 2010 with merger of Ivy Funds VIP Mortgage Securities into Ivy Funds VIP Bond; amended and effective April 30, 2010 with name change of Ivy Funds VIP International Value to Ivy Funds VIP International Core Equity; amended and effective August 11, 2010, with addition of Ivy Funds VIP Global Bond and Ivy Funds VIP Limited-Term Bond; Amended and Effective May 22, 2013 with respect to addition of Ivy Funds VIP Pathfinder Moderate-Managed Volatility, Ivy Funds VIP Pathfinder Moderately Aggressive – Managed Volatility and Ivy Funds VIP Pathfinder Moderately Conservative – Managed Volatility; Amended and Effective January 1, 2015 with respect to name change for Ivy Funds VIP International Growth to Ivy Funds VIP Global Growth; Amended and Effective September 30, 2016 with respect to the name change of Ivy Funds Variable Insurance Portfolios and its Series to Ivy Variable Insurance Portfolios; Amended and Effective April 28, 2017 with respect to name change of Ivy VIP Small Cap Value to Ivy VIP Small Cap Core, Ivy VIP Real Estate Securities to Ivy VIP Advantus Real Estate Securities and of Ivy VIP Global Natural Resources to Ivy VIP Natural Resources.